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                                                                     Exhibit 5.1


                          KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, N.W.
                                 Second Floor
                            Washington, D.C. 20036





                               November 5, 1997



Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland 20852

Ladies and Gentlemen:

        You have requested our opinion as counsel to Federal Realty Investment Trust, a business trust organized under the laws of the District of Columbia with its headquarters located in Rockville, Marlyland ("Trust"), relating to the issuance of 2,000,000 common shares of beneficial interest, no par or stated value ("Shares"), issued pursuant to awards to be made under the Trust's Amended and Restated 1993 Long-Term Incentive Plan (the "Plan").

        We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Plan and, in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Third Amended and Restated Declaration of Trust of the Trust ("Declaration of Trust"), the Bylaws of the Trust, the minutes of the meetings of the Trustees to date relating to the authorization and issuance of the Shares and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

        As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Trust.








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Federal Realty Investment Trust
November 5, 1997
Page 2


        Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

        The Shares have been duly authorized by the Trust and when delivered against payment therefor as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable, except as described in the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission on November 5, 1997.

                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP

                                        By:  /s/ Thomas F. Cooney, III
                                            --------------------------
                                            Thomas F. Cooney, III